FUND ADMINISTRATION SERVICING AGREEMENT


     THIS AGREEMENT ("Agreement") is made and entered into as of this 20th day of December, 2001, by and between Fort Pitt Capital Funds, a Delaware business trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, USBFS is, among other things, in the business of providing fund administration services for the benefit of its customers; and

     WHEREAS, the Trust desires to retain USBFS to provide fund administration services for each series of the Trust listed on Exhibit A hereto (as amended from time to time) (each a "Fund", collectively, the "Funds").

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Appointment of USBFS as Administrator

     The Trust hereby appoints USBFS as administrator of the Trust on the terms and conditions set forth in this Agreement, and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.   Services and Duties of USBFS

     USBFS shall provide fund administration services for the Funds when necessary or customarily provided, including but not limited to:

     A.   General Fund Management:

          (1) Monitor and act as liaison among all of the Funds and each of their service providers.

          (2)  Supply:

               a.   Corporate secretarial services.
               b. Office facilities (which may be in USBFS's offices or those of one of its affiliates).
               c. Non-investment-related statistical and research data as needed. (i.e., from Lipper, Mornningstar, etc.)
               d. Any reports or information that the Fund or Fund management shall reasonably request.

          (3)  Coordinate   the  Trust's  Board  of  Trustees'  (the  "Board  of
               Trustees" or the "Trustees") communications on a timely basis:

               a. Prepare, compile and distribute meeting agendas and board materials including board resolutions and various financial, administrative and regulatory reports for Trustees' review at Board meetings.
               b.   Evaluate and monitor the Funds' independent auditor.
               c. Secure and monitor fidelity bond and director and officer liability coverage, and make the necessary Securities and Exchange Commission (the "SEC") filings relating thereto.
               d. Prepare minutes of meetings of the Board of Trustees and Fund Shareholders.
               e. Recommend the amount of dividends to be declared at least one month in advance of such declaration to the Board of Trustees, prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to shareholders. f. Provide personnel to serve as officers of the Trust to provide ministerial services if so elected by the Board of Trustees, and attend Board of Trustees meetings. g. Provide tax planning and dividend guidance at least one month in advance of dividend declarations.

          (4)  Audits:

               a.   Prepare   appropriate   schedules  and  assist   independent
                    auditors.
               b. Provide information to the SEC and facilitate the audit process.
               c. Provide office facilities for use by the Fund's auditors and others in connection with the audit.

          (5)  Assist in the overall operations of each Fund.
          (6) Pay each Fund's expenses upon written authorization from the Trust.
          (7)  Monitor arrangements under shareholder services or similar plans.

     B.   Compliance:

          (1)  Regulatory Compliance:

               a.   Monitor   each   Fund's   compliance   with   the  1940  Act
                    requirements  by  performing   certain   compliance   tasks,
                    including, without limitation:

                    (i)  Asset diversification tests.
                    (ii) Total return and SEC yield calculations.
                    (iii) Maintenance of books and records under Rule 31a-3.
                    (iv) Code of Ethics for the  disinterested  Trustees  of the
                         Funds.

               b. Monitor each Fund's compliance with its investment objectives, policies and limitations as set forth in its current prospectus (the "Prospectus") and statement of additional information (the "SAI"). c. Maintain awareness and provide prompt notice to the Fund of applicable regulatory and operational service issues and developments and recommend how Fund, Trust and/or the Board of Trustees can resolve such issues.

          (2)  Blue Sky Compliance:

          Monitor   compliance  with  all  applicable   state  securities  acts,
          including:

               a. On a timely basis, prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the registration of the securities of the Trust so as to enable the Trust to make a continuous offering of its shares in all 50 states in the United States of America, Puerto Rico, U.S. Virgin Islands, and Guam. b. Monitor status and maintain registrations in each state/territory. c. Promptly provide information to Board of Trustees regarding material developments in state securities regulation.

          (3)  SEC Registration and Reporting:

               a. Provide requested assistance to the Trust's and Funds' counsel in updating and filing (including EDGARizing) the Trust's Registration Statement on Form N-1A and in preparing proxy statements.
               b. Timely prepare annual and semiannual shareholder reports, and Form N-SAR filings.
               c. Coordinate the timely printing, filing and mailing of publicly disseminated Prospectuses and annual and semiannual shareholder reports, filings and notices.
               d.   Timely file fidelity bond under Rule 17g-1 of the 1940 Act.
               e. Timely file shareholder reports under Rule 30b2-1 of the 1940 Act.
               f. Monitor sales of each Fund's shares and ensure that such shares are properly registered with the SEC and the appropriate state authorities.
               g.   Timely prepare and file Rule 24f-2 notices.
               h. Provide for the EDGARization or other appropriate preparation of all Fund or Trust documents required to be filed electronically with the SEC.

          (4)  IRS Compliance:

          Monitor compliance with all federal, state and local tax laws, including:

               a. Monitor the Trust's compliance with Subchapter M of the Internal Revenue Code of 1986, as amended, to maintain its status as a registered investment company, including without limitation, reviewing the following:

                    (i)  Asset diversification requirements.

                    (ii) Qualifying income requirements.

                    (iii) Distribution requirements.

               b. Calculate required distributions as needed (including excise tax distributions).

     C.   Financial Reporting:

          (1) Timely provide financial data required by each Fund's Prospectus, SAI and shareholder reports.
          (2) Timely prepare financial reports for officers, shareholders, tax authorities, performance reporting companies, the Board of Trustees, the SEC, and independent auditors.
          (3) Supervise the Trust's custodian and Fund accountants in the maintenance of the Trust's general ledger and in the preparation of each Fund's financial statements, including oversight of expense accruals and payments, of the calculation of net asset value of the Trust's net assets and of the Trust's shares, and of the declaration and payment of dividends and other distributions to shareholders.
          (4)  Compute the yield,  total return and expense  ratio of each class of each  Fund,  and each  Fund's  portfolio  turnover  rate.
          (5)  Monitor the expense accruals and notify the Trust's management of any proposed adjustments.
          (6) Prepare monthly financial statements, which include, without limitation, the following items:

               a.   Schedule of Investments.
               b.   Statement of Assets and Liabilities.
               c.   Statement of Operations.
               d.   Statement of Changes in Net Assets.
               e.   Cash Statement.
               f.   Schedule of Capital Gains and Losses.

          (7)  Prepare quarterly broker security transaction summaries.

     D.   Tax Reporting:

          (1) Prepare and file on a timely basis appropriate federal, state and local tax returns including, without limitation, Forms 1120/8610 with any necessary schedules.
          (2)  Prepare state income breakdowns where relevant.
          (3) Timely file Form 1099 Miscellaneous for payments to Trustees and other service providers.
          (4)  Monitor wash sale losses.
          (5)  Calculate eligible dividend income for corporate shareholders.

3.   Compensation

     USBFS shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time). The Trust shall pay all applicable fees (as set forth on Exhibit B) and reimbursable expenses within thirty (30) calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust shall, in good faith, notify USBFS in writing within thirty (30) calendar days following receipt of each invoice if the Trust is disputing any amounts set forth on such invoice. The Trust shall pay such disputed amounts within ten (10) calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of one and one-half percent (1 1/2%) per month, after the expiration of said 30 days from the Trust's receipt of the invoice until fully paid. Notwithstanding anything herein to the contrary, amounts owed by the Trust to USBFS shall only be paid out of the assets and property of the particular Fund involved.

4.   Indemnification; Limitation of Liability

     A. USBFS shall exercise reasonable care in the performance of its duties under this Agreement. USBFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond USBFS's control, except a loss arising out of or relating to USBFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if USBFS has acted in good faith, exercised reasonable care and not engaged in willful misconduct on its part in the performance of its duties under this Agreement, the Trust shall indemnify and hold harmless USBFS from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) which USBFS may sustain or incur or which may be asserted against USBFS by any person arising out of any action taken or omitted to be taken by USBFS in performing the services hereunder, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to USBFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement, (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to USBFS by any duly authorized officer of the Trust, other than an officer provided by USBFS pursuant to Section 2.A.(3)(f) hereof, such duly authorized officer to be included in a list of authorized officers furnished to USBFS and as amended from time to time in writing by resolution of the Board of Trustees.

          USBFS shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) which the Trust may sustain or incur or which may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by USBFS as a result of USBFS's refusal or failure to comply with the terms of this Agreement, USBFS's bad faith, negligence, or willful misconduct. Without limiting the generality of the foregoing, USBFS agrees to indemnify the Trust with respect to any and all of the following: (1) failure of USBFS to observe or perform any duty; (2) any claim(s) of infringement of any patent, copyright, trade secret, or other proprietary right of any third party alleged to have occurred because of systems, software or other resources provided by USBFS (3) any claim by a third party, or arising from a breach of a duty of confidentiality, or other similar duty in respect of information in the possession of USBFS which information was provided to the Trust;
          (4) any claims arising out of or occurrences which USBFS is required to insure against pursuant to this Agreement or applicable law; (5) any claim of unlawful harassment or discrimination resulting from an action of USBFS or its employees, agents or representatives, including the officers provided pursuant to Section 2.A.(3)(f) hereof; (6) any claim or action arising out of or relating to any illness, injury or death of a person, or damage to property, attributable to the negligence or willful misconduct of USBFS or its employees, agents or representatives.

          In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case USBFS may be asked to indemnify or hold the Trust harmless, USBFS shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Trust will use all reasonable care to notify USBFS promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against USBFS. USBFS shall have the option to defend the Trust against any claim which may be the subject of this indemnification. In the event that USBFS so elects, it will so notify the Trust and thereupon USBFS shall take over complete defense of the claim, and the Trust shall in such situation initiate no further legal action or incur other expenses for which it shall seek indemnification under this section. However, the Trust may, at its sole option, participate in, but not control, the defense of the claim, which participation shall be at the Trust's sole cost and expense. The Trust shall in no case confess any claim or make any compromise in any case in which USBFS will be asked to indemnify the Trust except with USBFS's prior written consent. Additionally, USBFS shall in no case confess any claim or make any compromise in any case in which USBFS will be asked to indemnify the Trust if such compromise does not include a complete and unconditional release of the Trust.

          In the event of a mechanical breakdown or failure of communication or power supplies beyond USBFS's control, USBFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond USBFS's control. USBFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBFS. USBFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect USBFS's premises and operating capabilities at any time during regular business hours of USBFS, upon reasonable notice to USBFS.

          Notwithstanding the above, USBFS reserves the right to reprocess and correct administrative errors at its own expense.

     B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Trust may be asked to indemnify or hold USBFS harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that USBFS will use all reasonable care to notify the Trust promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The Trust shall have the option to defend USBFS against any claim that may be the subject of this indemnification. In the event that the Trust so elects, it will so notify USBFS and thereupon the Trust shall take over complete defense of the claim, and USBFS shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. However, USBFS may, at is sole option, participate in, but not control, the defense of the claim, which participation shall be at USBFS's sole cost and expense. USBFS shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify USBFS except with the Trust's prior written consent. Additionally, the Trust shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify USBFS if such compromise does not include a complete and unconditional release of USBFS.

5.   Proprietary and Confidential Information

     USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where USBFS shall reasonably conclude that it is exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     Further, USBFS will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Graham-Leach-Bliley Act, as may be modified from time to time (the "Act"). Notwithstanding the foregoing, USBFS will not directly or indirectly through an affiliate, disclose any nonpublic personal information received from the Trust concerning any of the Trust's shareholders to any third party person that is not affiliated with the Trust or with USBFS unless specifically directed by the Trust or allowed under one of the exceptions noted under the Act, and provided that any such information disclosed to an affiliate of USBFS shall be under the same limitations on non-disclosure.

6.   Term of Agreement; Amendment

     This Agreement shall become effective as of the date first written above and will continue in effect for a period of three years. Subsequent to the initial three-year term, this Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.

7.   Records

     USBFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. USBFS agrees that all such records prepared or maintained by USBFS relating to the services to be performed by USBFS hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Trust on and in accordance with its request.

8.   Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but all of which counterparts shall together constitute but one and the same instrument.

9.   Governing Law

     This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order thereunder.

10.  Duties in the Event of Termination

     In the event that, in connection with termination of this Agreement, a successor to any of USBFS's duties or responsibilities hereunder is designated by the Trust by written notice to USBFS, USBFS will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by USBFS under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which USBFS has maintained, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBFS's personnel in the establishment of books, records, and other data by such successor.

11.  No Agency Relationship

     Nothing herein contained shall be deemed to authorize or empower USBFS to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

12.  Data Necessary to Perform Services

     The Trust or its agent shall furnish to USBFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If USBFS is also acting in another capacity for the Trust, nothing herein shall be deemed to relieve USBFS of any of its obligations in such capacity.

13.  Assignment

     This Agreement, and any right or obliation hereunder may not be assigned by either party without the prior written consent of the other party.

14.  Notices

     Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below:

         Notice to USBFS shall be sent to:

                 U.S. Bancorp Fund Services, LLC
                 615 East Michigan Street
                 Milwaukee, WI  53202

          and notice to the Trust shall be sent to:

                  Fort Pitt Capital Funds
                  c/o  Fort Pitt Capital Group, Inc.
                  Attention: Doug Kreps
                  Foster Plaza Eleven
                  790 Holiday Drive
                  Pittsburgh, PA  15220

          with a copy to:

                  Metz Lewis, LLC
                  Attention: Bruce Rudoy
                  11 Stanwix Street, 18th Floor
                  Pittsburgh, PA  15222

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

Fort pitt capital funds                    U.S. BANCORP FUND SERVICES, LLC


By:/s/ Thomas P. Bellhy                    By: /s/ Joe Redwine
   --------------------                        --------------------
   Thomas P. Bellhy                            Joe Redwine

Title:  President                          Title:  President